UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 29th, 2014

Commission file number 333-186461

SELECT-TV SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0378854 (IRS Employer Identification Number)	7819 (Primary Standard Industrial Classification Code Number)

1395 Brickell Avenue

Suite 800,

Miami, Florida 33131

Tel:  1-418-264-7134

(Address & telephone number of principal offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 29th, 2014, the shareholders of the Corporation voted to add Mr. Eric Gareau and Christian Trudeau to the Board of Directors, joining Messrs. Mott and Germain.

Mr. Christian Trudeau, 53, is currently CEO at Airmedic Air Medical Services, and has served in numerous executive positions including President of Transcontinental Interactive, President and COO of Centria Commerce, and Vice President and COO of BCE Emergis, Bell Canada’s E-Business Solutions Division, and Vice President of IT of the Montreal Stock Exchange for a decade. Mr. Trudeau has a Bachelor’s of Science in data processing from Universite Laval and an MBA in finance from Haut Etude de Commerce (HEC).

Mr. Eric Gareau, 42, is current President & CEO of Lulu Software, a Global internet software publishing company operating in over 175 countries worldwide. Mr. Gareau has held executive positions at General Mills Canada as well as L’Oreal where he reorganized the entire Canadian Sales Force for brands including Giorgio Armani, Ralph Lauren, and Biotherm amongst others. He holds a Bachelors from University of Quebec and a Certificate in Business Studies from Concordia University.

On the same date, Mr. Antonio Treminio Resigned his position as Director.

ITEM 9.01 EXHIBITS

Exhibits.

Exhibit # Description

99.1 Shareholders Resolution

99.2 Resignation of Antonio Treminio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29th, 2014

Select-TV Solutions, Inc.

/s/ Geoffrey Mott

By:   Geoffrey Mott, Director